Exhibit 10.1

NUVEEN GLOBAL CITIES REIT OP, LP

July 1, 2024

Wells Fargo Bank, National Association

Minneapolis Loan Center

600 S 4th St, 8th Floor

Minneapolis, MN 55415

Attn: Nadia Jackson

Facsimile: 866-595-7863

Telephone: 612-316-1885

Email: Nadia.Jackson@wellsfargo.com

Re:	Nuveen Global Cities REIT: Revolving Termination Date Extension Notice

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement dated as of September 30, 2021 (as amended, the “Credit Agreement”) among, Nuveen Global Cities REIT OP, LP (“Borrower”), Nuveen Global Cities REIT, Inc. (“Parent”), Wells Fargo Bank, National Association (“Administrative Agent”), Wells Fargo Securities, LLC as Lead Arranger and Bookrunner, and the financial institutions party thereto as Lenders. Capitalized terms used in this notice letter but not defined herein shall have the meanings given to such terms in the Credit Agreement.

Borrower hereby notifies the Administrative Agent that pursuant to Section 2.14 of the Credit Agreement, Borrower is requesting that Administrative Agent and the Revolving Lenders extend the Revolving Termination Date by one year to September 30, 2025. Borrower hereby confirms compliance with the conditions to such extension set forth in Section 2.14 of the Credit Agreement. Please provide instructions for payment of the extension fee contemplated by Section 3.5(e) of the Credit Agreement.

We kindly thank you for your prompt attention to this matter.

[Signatures on following page]

Sincerely,

Nuveen Global Cities REIT OP, LP

By: Nuveen Global Cities REIT, Inc., its General Partner

By: Nuveen Real Estate Global Cities Advisors, LLC, its Advisor

By:	/s/ Richard M. Kimble
Name:	Richard M. Kimble
Title:	President